                                                                  EXHIBIT 10.32

                            DATED 1ST NOVEMBER, 2002

                      ST. PAUL REINSURANCE COMPANY LIMITED

                                     - and -

                            PLATINUM RE (UK) LIMITED

                                     - and -

                           ST. PAUL MANAGEMENT LIMITED

                      ------------------------------------

                           BUSINESS TRANSFER AGREEMENT

                      ------------------------------------

                                Slaughter and May

                                 One Bunhill Row

                                 London EC1Y 8YY

                               Ref: GWJ/GHXC/ESYL

                                   CA021490093

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CONTENTS

                                                          PAGE
1.       INTERPRETATION                                     2

2.       TRANSFER                                           9

3.       AUTHORISATION                                     11

4.       CONDUCT OF BUSINESS BEFORE COMPLETION             12

5.       CONSIDERATION                                     12

6.       VAT                                               12

7.       COMPLETION                                        15

8.       APPORTIONMENT                                     15

9.       RISK AND INSURANCE                                16

10.      EMPLOYEES                                         16

11.      DATA PROTECTION                                   23

12.      NON-COMPETITION                                   23

13.      ASSIGNMENT                                        25

14.      FURTHER ASSURANCE                                 26

15.      ENTIRE AGREEMENT                                  26

16.      REMEDIES AND WAIVERS                              26

17.      NOTICES                                           27

18.      ANNOUNCEMENTS                                     27

19.      COSTS AND EXPENSES                                28

20.      COUNTERPARTS                                      28

21.      INVALIDITY                                        28

22.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999      28

23.      CHOICE OF GOVERNING LAW                           28

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
24.      ARBITRATION                                       28

25.      CONFLICT                                          29

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                          SCHEDULES

                                                          PAGE
Schedule 1 (Completion arrangements)                       31

Schedule 2 (Assumed Employees)                             33

Schedule 3 (Business Intellectual Property)                36

Schedule 4 (Shared Intellectual Property)                  38

Schedule 5 (Transaction Documents)                         39

Schedule 6 (Tangible Assets)                               40

Schedule 7 (Bonus Payments)                                41

Schedule 8 (Existing Retention Obligations)                42

Schedule 9 (Prorated Retention Obligations)                43

AGREED FORM DOCUMENTS

Licence

THIS AGREEMENT is made the 1st day of November, 2002

BETWEEN:

1. ST. PAUL REINSURANCE COMPANY LIMITED a company incorporated in England (registered number 01460363) whose registered office is The St. Paul House, 27 Camperdown Street, London E1 8DS (the "TRANSFEROR")

AND

2. PLATINUM RE (UK) LIMITED a company incorporated in England (registered number 4413755) whose registered office is at The St. Paul House, 27 Camperdown Street, London E1 8DS (the "TRANSFEREE")

AND

3. ST. PAUL MANAGEMENT LIMITED a company incorporated in England (registered number 00972175) whose registered office is at The
         St. Paul House, 27 Camperdown Street, London E1 8DS (the "EMPLOYER")

WHEREAS:

(A) The St. Paul Companies, Inc. ("ST. PAUL") and Platinum Underwriters Holdings, Ltd. ("PLATINUM HOLDINGS") entered into a Formation and Separation Agreement dated 28 October, 2002 (as such agreement may be amended from time to time) (the "FORMATION AND SEPARATION AGREEMENT") setting forth certain terms governing St. Paul's sponsorship of the organisation of Platinum Holdings and its subsidiaries, actions to be taken in respect of Platinum Holdings' initial public offering (the "PUBLIC OFFERING") of its common shares and the ongoing relationships between St. Paul and its subsidiaries and Platinum Holdings and its subsidiaries after the effective date of the Public Offering (the "CLOSING DATE").

(B) Pursuant to the Formation and Separation Agreement, the parties thereto have agreed to procure that the Transferor will transfer (or procure the transfer of) the Business Assets to the Transferee on the terms set out in this Agreement with the intention that the Transferee shall be entitled to carry on the Business in succession to the Transferor as a going concern.

(C) The Transferor carries on the Business (as defined in this Agreement) and (further to an asset transfer agreement entered into between the Transferor and the Employer on the date hereof) is the beneficial owner or is otherwise able to procure the transfer of the Business Assets.

(D)      The Employer employs individuals working in the Transferor's business.

(E) The Transferor intends to enter into three 100% quota share retrocession agreements (the "UK QUOTA SHARE RETROCESSION AGREEMENTS") with Platinum Underwriters Reinsurance Inc. on the date hereof in respect of certain reinsurance business written or renewed (as specified

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                                       2

         in those quota share retrocession agreements) by the Transferor on or after 1st January, 2002. The Transferor has obtained the consent of the retrocessionaires in respect of the retrocession covers relating to this business to include Platinum Underwriters Reinsurance Inc. as a reinsured under such covers.

(F) The Transferor intends to enter into a 100% quota share retrocession agreement (the "PLATINUM UK QUOTA SHARE RETROCESSION AGREEMENT") with the Transferee in respect of certain reinsurance business written after the Authorisation Date (as defined below) to become effective immediately following receipt by the Transferee of the Authorisation (as defined below).

NOW IT IS HEREBY AGREED as follows:-

1.       INTERPRETATION

1.1 In this Agreement and the schedules to it, the following words and expressions, save where the context otherwise requires, shall have the following meanings:-

         "ACT"                      means Financial Services and Markets Act
                                    2000;

         "AGREED FORM"              in relation to any document means the
                                    document in a form agreed by the Transferor and the Transferee and initialled for the purposes of identification by or on behalf of them;

         "ASSUMED EMPLOYEES"        means those individuals who were employed
                                    prior to Completion by the Employer or in the case of Thomas Mahoney by St Paul Re
                                    Inc. and who are listed in Schedule 2 Part 1
                                    (underwriting staff assigned to the
                                    Business) and in Schedule 2 Part 2 (persons otherwise carrying out work in the Retained
                                    Business);

         "AUTHORISATION"            means the authorisation of the Transferee to
                                    carry on reinsurance business in the United
                                    Kingdom of the classes comprised within the Business under the Act;

         "AUTHORISATION DATE"       means the date on which Authorisation takes
                                    place;

         "BONUS PAYMENTS"           means those 2002 annual incentive bonus
                                    payments which are set out in Schedule 7 hereto and are based on 100% of the bonus targets under the Transferor's 2001 bonus targets scheme;

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                                       3

         "BUSINESS"                 means the business of the Transferor other
                                    than the Retained Business and so that the expression shall include the Business
                                    Goodwill but shall exclude (i) the
                                    assumption of responsibility for the
                                    liabilities arising in respect of all
                                    reinsurance business entered into or renewed by the Transferor or the management, administration and run-off of such reinsurance business; and (ii) the right to use the "St. Paul" brand and any other brand, trade mark, service mark, name, get-up, logo or device, and any Intellectual
                                    Property and goodwill relating to any of the foregoing, used from time to time as part of the insurance branding of the Transferor's
                                    Group;

         "BUSINESS ASSETS"          means:-

                                    (i)      all the assets relating to the
                                             Business (including all the rights
                                             and property relating to the
                                             assets) listed or referred to in
                                             Schedule 6;

                                    (ii)     the Business Intellectual Property;
                                             and

                                    (iii)    the Business Goodwill and the
                                             Business Renewal Rights;

                                    but excluding:-

                                    (i)      the Receivables;

                                    (ii)     cash in hand or at the bank used in
                                             the Business;

                                    (iii)    amounts recoverable in respect of
                                             Taxation relating to the Business
                                             Assets attributable to periods
                                             ended on or before, or transactions
                                             occurring on or before, Completion;

                                    (iv)     the benefit of any reinsurance
                                             contract entered into or renewed by
                                             the Transferor; and

                                    (v)      for the avoidance of doubt, any
                                             other item which would be accounted
                                             for as a current asset in respect
                                             of the Business in accordance with
                                             the accounting principles and
                                             practices adopted by the
                                             Transferor;

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                                       4

         "BUSINESS DAY"             means a day (other than a Saturday or
                                    Sunday) on which banks are open for business
                                    (other than solely for trading and
                                    settlement in Euros) in London;

         "BUSINESS GOODWILL"        means all the goodwill and connection of the
                                    Transferor in its reinsurance business but, for the avoidance of doubt, such expression shall not include any of the Transferor's goodwill in the Retained Business or in the "St. Paul" brand or any other Intellectual
                                    Property used from time to time as part of the insurance branding of the Transferor's
                                    Group;

         "BUSINESS INTELLECTUAL     means the intellectual property rights
         PROPERTY"                  listed in Schedule 3 and owned by the
                                    Transferor in connection with the Business and all other Intellectual Property owned and exclusively used by the Transferor in connection with the Business but, for the avoidance of doubt, excluding any
                                    Intellectual Property which is excluded from the definition of "Business" above;

         "BUSINESS RENEWAL RIGHTS"  means all the direct and indirect rights of the Transferor to seek to renew reinsurance treaties, contracts and agreements underwritten by the Transferor and comprised within the Business and in force on the Closing Date;

         "COMPANIES ACTS"           means the Companies Act 1985, the Companies
                                    Consolidation (Consequential Provisions) Act
                                    1985 and the Companies Act 1989;

         "COMPLETION"               means completion of the transfer of the
                                    Business Assets under this Agreement;

         "COMPLETION DATE"          means the date of Completion;

         "DATA PROTECTION           means the Data Protection Act 1998 and all
         LEGISLATION"               other applicable laws, statutes,
                                    regulations, edicts, bye-laws, mandatory codes of conduct and mandatory guidelines, existing from time to time in respect of the processing of personal data;

         "EMPLOYER"                 includes any successor employer of employees
                                    working in the Retained Business;

         "EXISTING RETENTION        means St Paul's retention obligations
         OBLIGATIONS"               contained in letters dated 31st May, 2002
                                    from St Paul to those Assumed Employees
                                    ("SCHEDULE 8 EMPLOYEES") and for those sums listed in Schedule 8 herein;

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                                       5

         "INTELLECTUAL PROPERTY"    means all rights in inventions, patents,
                                    designs, copyrights, trade marks, service marks, databases, trade secrets and know-how
                                    (whether or not any of those is registered and including applications for registrations of the foregoing), together with all rights or forms of protection of a similar nature or having equivalent or similar effect to any of those which may subsist anywhere in the world;

         "KEY EMPLOYEES"            means those Assumed Employees identified by
                                    "KE" in Schedule 2;

         "LIME BUSINESS PROPERTY"   means those parts of the leasehold property
                                    situated at floors one, two, three, five, six and seven, 52 Lime Street, London, EC3M
                                    7NL comprising approximately 7,450 square feet;

         "LIME BUSINESS PROPERTY    means the leases of the Lime Business
         LEASES"                    Property;

         "PRORATED RETENTION        means those retention obligations of the
         OBLIGATIONS"               Transferor and the Transferee to the Assumed
                                    Employees listed in Schedule 9 ("SCHEDULE 9
                                    EMPLOYEES") (which save in the case of Tom
                                    Mahoney are contained in letters dated 5th
                                    September, 2002 from the Transferor to each of the Schedule 9 Employees) and for those sums listed in Schedule 9 herein and which shall be prorated between the Transferor and the Transferee in accordance with sub-clause
                                    10.8 herein;

         "RECEIVABLES"              means all payments due to the Transferor as
                                    at Completion for goods or services supplied by the Transferor in the course of carrying on the Business;

         "REGULATIONS"              means the Transfer of Undertakings
                                    (Protection of Employment) Regulations 1981;

         "RELEVANT TRANSFER"        means a relevant transfer for the purposes
                                    of the Regulations;

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                                       6

         "RETAINED BUSINESS"        means the management (but not the renewal)
                                    of all insurance and reinsurance business written by the Transferor prior to Completion and the writing and management of such other reinsurance business as may be written on or after Completion with the prior written consent of the Transferee or as may be written on or after Completion on behalf of the Transferor by the Transferee pursuant to the UK Underwriting Agency and Underwriting Management Agreement (as defined in the Formation and Separation
                                    Agreement);

         "SHARED INTELLECTUAL       means all Intellectual Property
         PROPERTY"                  owned by the Transferor at Completion and
                                    used (but not exclusively used) by the
                                    Transferor in connection with the Business in the twelve months prior to Completion, including any Intellectual Property in the assets listed in Schedule 4 but, for the avoidance of doubt, excluding any
                                    Intellectual Property which is excluded from the definition of "Business" above;

         "TAX" or "TAXATION"        includes (without limitation) all taxes,
                                    levies, duties, imposts, charges and
                                    withholdings of any nature whatsoever,
                                    whether of the United Kingdom or elsewhere, together with all penalties, charges and interest relating to any of them or to any failure to file any return required for the purposes of any of them;

         "TAX COUNSEL"              means Tax counsel who is of at least ten
                                    years' standing and who:

                                    (i)      is reasonably acceptable to the
                                             Transferor and the Transferee; or

                                    (ii)     failing agreement between the
                                             Transferor and the Transferee, is
                                             appointed by the President from
                                             time to time of the Law Society of
                                             England and Wales;

         "THE TRANSFEROR'S          means a scheme of redundancy payments in
         ENHANCED REDUNDANCY        respect of an employee who qualifies
         SCHEME"                    for redundancy payments under Part XI of the
                                    Employment Rights Act 1996 (i.e. has 2 years continuous service) and calculated in accordance with the statutory redundancy payment formula under s. 162 Employment
                                    Rights Act 1996 save that the formula
                                    applied is based on:

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                                       7

                                    (i)      twice the statutory age related
                                             factor; and

                                    (ii)     the employee's week's pay, as
                                             defined therein, is not subject to
                                             the statutory maximum but based on
                                             the employee's actual basic week's
                                             pay.

                                    The redundancy payment under the
                                    Transferor's Enhanced Redundancy Scheme:

                                    (i)      includes statutory redundancy
                                             payment; and

                                    (ii)     shall not be less than 16 weeks
                                             basic pay and more than 52 weeks
                                             basic pay if aggregated with
                                             payment in lieu of notice;

         "TRANSFERRED BUSINESS      means:-
         CONFIDENTIAL INFORMATION"

                                    (i)      originals or copies of all books,
                                             records, ledgers, files, reports,
                                             accounts, data, plans and operating
                                             records, whether in hard copy,
                                             electronic format, magnetic or
                                             other media, which are related to
                                             the Business Assets provided,
                                             however, that the information about
                                             the Business Assets shall not
                                             include minute books and other
                                             similar records and files including
                                             tax returns;

                                    (ii)     copies of (a) all reinsurance
                                             agreements entered into by the
                                             Transferor on or after 1st January,
                                             2002 and retroceded to Platinum
                                             Reinsurance Inc. pursuant to the
                                             relevant UK Quota Share
                                             Retrocession Agreement, and (b) all
                                             reinsurance agreements entered into
                                             by the Transferor after the
                                             Authorisation Date and retroceded
                                             to the Transferee pursuant to the
                                             Platinum UK Quota Share
                                             Retrocession Agreement (the
                                             "REINSURANCE AGREEMENTS") together
                                             with copies of all related
                                             placement slips and binders,
                                             inuring retrocessional contracts,
                                             actuarial analyses, underwriting
                                             files, claims files, correspondence
                                             with brokers, cedants and inuring
                                             retrocessional reinsurers, and
                                             relevant detail (whether in hard
                                             copy, electronic format, magnetic
                                             or other media); and

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                                       8

                                    (iii)    copies of the underwriting files
                                             and relevant detail (whether in
                                             hard copy, electronic format,
                                             magnetic or other media) for
                                             contracts that were underwritten by
                                             the Transferor in the 1997, 1998,
                                             1999, 2000, and 2001 underwriting
                                             years and the customer and brokers
                                             lists relevant to the Business
                                             Renewal Rights, including copies of
                                             contracts, placement slips and
                                             binders, inuring retrocessional
                                             contracts, actuarial analyses,
                                             information pertaining to aggregate
                                             premium and loss activity,
                                             correspondence with brokers,
                                             cedants and inuring retrocessional
                                             reinsurers but excluding any
                                             information that the Transferor
                                             reasonably believes to be legally
                                             privileged and any individual
                                             claims or loss information;

                                    For the avoidance of doubt, Transferred
                                    Business Confidential Information does not include any information relating to the Retained Business to be made available to the Transferee pursuant to the Formation and Separation Agreement;

         "TRANSACTION DOCUMENTS"    means the documents listed in Schedule 5;

         "TRANSFEREE'S GROUP"       means the Transferee, its subsidiaries and
                                    subsidiary undertakings, any holding company of the Transferee and all other subsidiaries and subsidiary undertakings of any such holding company from time to time;

         "TRANSFEROR'S GROUP"       means the Transferor, its subsidiaries and
                                    subsidiary undertakings, any holding company of the Transferor and all other subsidiaries and subsidiary undertakings of any such holding company from time to time;

         "TRANSITION EXPENSES"      means the provisions of Section 13.16 of the
                                    Formation and Separation Agreement;

         "VATA 1994"                means the Value Added Tax Act 1994; and

         "WORKING HOURS"            means 9.00 a.m. to 5.00 p.m. on a Business
                                    Day.

1.2      In construing this Agreement, unless otherwise specified:-

         (A) references to clauses, paragraphs and schedules are to clauses and paragraphs of or schedules to this Agreement;

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                                       9

         (B) headings to clauses and schedules are for convenience only and do not affect the interpretation of this Agreement;

         (C) the schedules and any attachments form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the schedules and any attachments;

         (D)      use of any gender includes the other gender;

         (E) references to a "PERSON" shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

         (F) any reference to a "DAY" (including within the phrase "BUSINESS DAY") shall mean a period of 24 hours running from midnight to midnight;

         (G) the expressions "HOLDING COMPANY", "SUBSIDIARY" and "SUBSIDIARY UNDERTAKING" shall have the meaning given in the Companies Acts;

         (H) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

         (I)      references to times of day are to London time;

         (J) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, consolidated, amended, modified or re-enacted;

         (K) a reference to any agreement shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, varied or novated;

         (L) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be treated as including what most nearly approximates in that jurisdiction to the English legal term; and

         (M) references to a "RENEWED CONTRACT" relate to contractual rights and obligations arising after the renewal date only.

2.       TRANSFER

2.1 The Transferor agrees to transfer or procure the transfer and the Transferee agrees to accept the transfer of the Business Assets with such title as the Transferor is required to deliver under the Formation and Separation Agreement as a going concern at and with effect from Completion, but so that the Business shall be carried on by the Transferee until the earlier of the Authorisation Date and the first anniversary of the completion of the Public Offering solely

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                                       10

         as agent of the Transferor and solely in accordance with the respective rights and obligations of the Transferor and the Transferee pursuant to, and subject as provided in, Part B of the UK Underwriting Agency and Underwriting Management Agreement (as defined in the Formation and Separation Agreement) and so that following Authorisation (and only following Authorisation), the Transferee will be entitled to assume and carry on the Business for its own account and benefit in succession to the Transferor. For the avoidance of doubt, following Authorisation the Transferee shall continue to act as agent for the Transferor in relation to certain reinsurance business in accordance with the respective rights and obligations of the Transferor and the Transferee pursuant to Part B of the UK Underwriting Agency and Underwriting Management Agreement (as defined in the Formation and Separation Agreement).

2.2 Clause 2.1 shall operate as an assignment of such of the Business Intellectual Property as is not the subject of a registration or an application for registration with effect from Completion. Any Business Intellectual Property which is registered or which is the subject of an application for registration shall be assigned to the Transferee.

2.3 The Transferor shall use commercially reasonable endeavours to obtain prior to Completion any consent, approval or authorisation necessary for the transfer of the Business Assets to the Transferee as contemplated in this Agreement. If the Transferor has not obtained such consent, approval or authorisation necessary for the transfer of any of the Business Assets as contemplated by this Agreement prior to Completion, the Transferor, for a period of up to 12 months subsequent to Completion, shall reasonably co-operate with the Transferee in attempting to obtain such consents, approvals or authorisations as promptly thereafter as practicable, provided that the Transferee shall promptly reimburse the Transferor for any reasonable legal and other expenses incurred in connection with such co-operation as such expenses are incurred. The Transferor may not exercise any of its rights under any of the Business Assets with respect to which such consent, approval or authorisation to the transfer thereof has not been obtained by Completion except at the direction of or on behalf of the Transferee or a member of the Transferee's Group, and the Transferee or such member of the Transferee's Group shall be responsible for any Liabilities (as defined in the Formation and Separation Agreement) in respect of such Business Assets after Completion provided that the Transferor shall not be required to take any action directed by the Transferee under any agreement relating to a Business Asset that would cause a breach of such agreement where the Transferor or a member of the Transferor's Group reasonably believes that it retains liability for such breach.

2.4 Where consent of a third party is required for the transfer of any Business Intellectual Property to the Transferee, the Transferor shall use commercially reasonable endeavours to obtain such consent. For the avoidance of doubt the Transferor shall not be required to make any payment to any third party to procure such consent and the Transferor shall have no liability to the Transferee to the extent that such consent is not obtained by Completion.

2.5 The consideration for the transfer of the Business Assets pursuant to sub-clause 2.1 will be as set out in clause 5 (Consideration).

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                                       11

2.6 Without prejudice to the Transferor's obligations to pass title in accordance with the Formation and Separation Agreement but for the avoidance of doubt, Part 1 Law of Property (Miscellaneous Provisions) Act 1994 shall not apply for the purposes of this clause.

2.7 The Transferor shall, with effect from Completion, grant to the Transferee a perpetual, non-exclusive, irrevocable, royalty-free, assignable licence (with the right to sublicense) to use the Shared Intellectual Property.

2.8      (A)      The Transferor will grant the Transferee a licence in the
                  Agreed Form to use the Lime Business Property on a non-exclusive basis.

         (B) The Transferee acknowledges that the consent of the landlord (the "LANDLORD") under the Lime Business Property Leases has not been obtained to the Transferee's occupation of the Lime Business Property. The Transferor has applied to the Landlord to obtain the consent of the Landlord to the Transferee's occupation of the Lime Business Property and will use commercially reasonable endeavours at the cost of the Transferee to obtain such consent. The Transferee shall pay the professional and other fees of any landlord incurred in connection with the application for the consent of the Landlord to the Transferee's occupation of the Lime Business Property. Pending the grant of such consent and if such consent is refused, the Transferee agrees to vacate the Lime Business Property within 40 days of the date of a written request from the Transferor.

         (C) The Transferor and the Transferee agree that the Transferee's occupation of the Lime Business Property takes effect as a mere licence and does not grant the Transferee exclusive possession or grant a tenancy.

2.9 The obligations of the parties to this Agreement to carry out the transactions contemplated by this Agreement are conditional upon the Firm Public Offering Shares (as defined in the Formation and Separation Agreement) having been delivered and the completion of the ESU Offering (as defined in the Formation and Separation Agreement).

3.       AUTHORISATION

3.1 From the date hereof until the first anniversary of the completion of the Public Offering, each of the Transferor and the Transferee will use commercially reasonable endeavours to obtain the Authorisation as soon as possible, provided that the Transferor shall not be required to take any action which would be prejudicial to its commercial interests including, without limitation, contributing to the Transferee any capital investment (other than the transfer of the Business in accordance with this Agreement) or incurring any costs or liability.

3.2 The Transferor and the Transferee undertakes to keep each other informed as to progress towards the obtaining of the Authorisation and in particular (but without limitation) to disclose in writing to each other anything which will or may prevent the Authorisation being obtained by the first anniversary of the completion of the Public Offering immediately where it comes to that party's notice.

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                                       12

4.       CONDUCT OF BUSINESS BEFORE COMPLETION

         The Transferor will procure that, between the date of this Agreement and Completion, the Business will be carried on in the ordinary and usual course.

5.       CONSIDERATION

5.1 The consideration for the transfer of the Business Assets shall be the grant to the Transferor of options to purchase 894,260 common shares in Platinum Holdings with a total value of US$ 8,119,881.

5.2      The consideration shall be allocated as follows:-

         (A)      all the assets relating to the Business       US$ 300,003; and
                  (including all the rights and property
                  relating to the assets) listed or
                  referred to in Schedule 6

         (B)      intangibles (the Business Goodwill, the       US$ 7,819,878.
                  Business Renewal Rights and the Business
                  Intellectual Property)

5.3 The consideration for the transfer of the Business Assets shall be delivered in accordance with clause 7 (Completion) and may be adjusted under clause 6 (VAT) and other terms of this Agreement.

6.       VAT

6.1 The Transferor and the Transferee shall use commercially reasonable endeavours to procure that the transfer of the Business Assets under this Agreement is treated by H.M. Customs & Excise as a transfer of a business as a going concern for the purposes of both section 49(1) VATA 1994 and article 5 Value Added Tax (Special Provisions) Order 1995, except that the parties shall not be required by virtue of this clause to make any appeal to any court against any determination of H.M. Customs & Excise that the transfer does not fall to be so treated (so that any such appeal shall be made solely in accordance with the provisions of clause 6.5).

6.2 The Transferee declares that it is duly registered for VAT purposes under registration number 795 5701 87 and that the Transferee shall upon and immediately after Completion use the Business Assets to carry on the same kind of business (whether or not as part of any existing business of the Transferee) as that carried on by the Transferor in relation to the Business Assets before Completion.

6.3 The Transferor shall be entitled to retain all the records of the Business which under paragraph 6 of Schedule 11 to the VATA 1994 are required to be preserved after Completion provided that the Commissioners of H.M. Customs & Excise so direct in accordance with section 49(1)(b) VATA 1994. The Transferee shall render all reasonable assistance to the Transferor in connection with the Transferor's request to the Commissioners of H.M. Customs & Excise to so direct.

6.4 The Transferor shall preserve in the UK all the records of the Business that it is entitled to retain pursuant to sub-clause 6.3 for a period consistent with the longer of its document retention policy in effect at Completion or for a period of not less than six years from Completion (or for such longer period as may be required by law) and, upon being given reasonable notice by the Transferee or its agents, the Transferor shall make those records available to the Transferee or its agents for inspection (during Working Hours) or copying (at the Transferee's expense).

6.5      (A)      If, notwithstanding the provisions of clause 6.2, H.M. Customs
                  & Excise shall determine that VAT is chargeable in respect of the supply of all or any part of the Business Assets under this Agreement, the Transferor shall notify the Transferee of that determination within seven days of its being so advised by H.M. Customs & Excise, clause 6.6 shall determine whether the consideration payable pursuant to clause 5.1 shall be reduced, and the Transferee shall, unless clause 6.5(B) applies, pay to the Transferor by way of additional consideration a sum equal to the amount of VAT so chargeable within 14 days of the Transferor notifying the Transferee of that determination (against delivery by the Transferor of an appropriate VAT invoice).

         (B) If the Transferor and the Transferee disagree with the determination of H.M. Customs & Excise referred to in clause 6.5(A), or if sub-clause (F) applies, they shall obtain a review by the Commissioners of H.M. Customs & Excise of that determination and sub-clauses 6.5(C) to (F) (inclusive) shall apply. The Transferor and the Transferee shall be responsible jointly for obtaining such review and shall give each other all reasonable assistance and co-operation in that regard.

         (C) Upon the Transferor being advised by the Commissioners of H.M. Customs & Excise of their decision arising out of the review referred to in clause 6.5(B), the Transferor shall forthwith notify the Transferee as soon as possible of that decision and, if the Transferor and the Transferee disagree with that decision or if sub-clause (F) applies, the Transferor and the Transferee shall be responsible jointly for the making of all such appeals against that decision as the Transferor and the Transferee shall agree.

         (D) All costs, charges and expenses properly incurred in taking any action pursuant to sub-clauses (B) to (E) (inclusive) shall be borne by the Transferor and the Transferee equally and, in any case where an appeal cannot be made against the decision of the Commissioners without the Transferor accounting for the VAT referred to in clause 6.5(A), the Transferee shall pay to the Transferor in cash an amount equal to that amount (against delivery by the Transferor of an appropriate VAT invoice).

         (E) Within 14 days of the decision of the Commissioners referred to in clause 6.5(C) or, if an appeal or appeals have been made in accordance with that clause, within 14 days of the decision of the court or tribunal to which the final such appeal has been made:-

                  (i) the Transferee shall pay to the Transferor in cash a sum equal to the amount of VAT that has thereby been determined to be properly chargeable in respect of the supply of all or any part of the Business Assets under this Agreement (against delivery by the Transferor of an appropriate VAT invoice) after deducting from that sum any amount previously paid by the Transferee to the Transferor under clause 6.5(D); or

                  (ii) if the amount previously paid by the Transferee to the Transferor under clause 6.5(D) exceeds the VAT that has been determined to be properly chargeable in respect of the supply referred to above, the Transferor shall pay to the Transferee in cash an amount equal to the excess (which payment shall be treated as a reduction in the consideration payable for the Business Assets) and deliver to the Transferee an appropriate credit note for VAT purposes.

         (F) If one of the Transferor or the Transferee agrees with the determination of H.M. Customs & Excise referred to in clause 6.5(A) but the other disagrees with such determination, or if the Transferor and the Transferee disagree as to the course of action to be taken pursuant to this clause 6 (including whether or not to appeal a decision of H.M. Customs & Excise or a decision of any court or tribunal and the manner of any such appeal), then the Transferor and the Transferee shall jointly instruct Tax Counsel in that regard and sub-clauses
                  (B) to (E) (inclusive) shall apply once Tax Counsel has, after both parties have had a reasonable opportunity to make submissions to Tax Counsel, delivered a written opinion (taking account of all relevant factors) to both parties to the effect that it is or is not appropriate to obtain a review of the determination or which recommends a course of action to be taken by the parties pursuant to this clause 6. When such an opinion is delivered, the parties agree to apply sub-clauses (B) to (E) (inclusive) in accordance with such opinion.

6.6 If the Transferee is unable to recover in full input tax (if any) in respect of any of the supplies of Business Assets pursuant to this Agreement, then the consideration payable pursuant to clause 5.1 ("IC") shall be reduced to the aggregate amount found by applying the following formula to the value of the consideration allocated to each category of asset specified in clause 5.2 and adding the totals thereof:

                                    1
                          --------------------
                          1 + (0.5 (0.175 - R))

         where R means:

         (i) in respect of supplies constituted by the transfer of Business Assets pursuant to this Agreement which are taxable supplies, the percentage of input tax in respect thereof which is recoverable by the Transferee (expressed as the decimal fraction obtained by applying the said percentage to 0.175); and

         (ii)     in all other cases 0.175,

         and provided that for this purpose R shall be determined in good faith by the Transferee and shall be adjusted as necessary following any agreement with H.M. Customs & Excise or otherwise with such consequential adjustments being made to IC as are then appropriate (using for the avoidance of doubt for the purpose of this recalculation the original allocations as stated at the date of this Agreement in clause 5.2), and so that the consideration and allocation pursuant to clauses 5.1 and 5.2 shall be adjusted in accordance with the results of the above process by the Transferor being liable to make such payment in cash to the Transferee as is equal to the value of any reduction in the consideration set out pursuant to clause 5.1 and the Transferee shall make such payments of additional consideration as are required under clause 6.5 (A) or (E) and so that the two said amounts may be set off to the maximum extent possible leaving a net payment, and finally so that, if pursuant to any further application of this clause to determine IC (if R is adjusted as referred to above), IC changes (upwards or downwards), such adjusting payments shall be made as are necessary.

7.       COMPLETION

7.1 Completion shall take place on the Closing Date, provided that this Agreement shall become effective on that date immediately after delivery of the Firm St. Paul Shares (as defined in the Formation and Separation Agreement) and the completion of the ESU Offering (as defined in the Formation and Separation Agreement).

7.2 At Completion the Transferor and the Transferee shall do or procure the carrying out of those things listed in Schedule 1 (Completion Arrangements).

8.       APPORTIONMENT

8.1 All moneys or other items to which the Transferee is properly entitled under the terms hereof which are received by the Transferor or any member of the Transferor's Group on or after Completion in connection with the Business Assets shall be held in trust by the Transferor for the Transferee and shall be promptly paid over to the Transferee.

8.2 All moneys or other items to which the Transferor is properly entitled under the terms hereof which are received by the Transferee or any member of the Transferee's Group on or after Completion shall be held in trust by the Transferee for the Transferor and shall be promptly paid over to the Transferor.

8.3 Where anything (including any service) has been provided to the Transferor in connection with the Business Assets prior to Completion, but any payment has been made by the Transferee in respect of the price or cost of it, the Transferor shall pay to the Transferee a sum equal to the amount of that payment (excluding any amount in respect of VAT thereon and suitably apportioned where the payment relates to the provision of goods or a service over a period commencing prior to, and ending after, Completion) and shall hold such sum for the Transferee until it is promptly paid over.

8.4 Where anything (including any service) is to be provided to the Transferee in connection with the Business Assets after Completion, but any payment (by way of deposit, prepayment or otherwise) has been made by the Transferor in respect of the price or cost of it before Completion, the Transferee shall pay to the Transferor a sum equal to the amount of that payment (excluding any amount in respect of VAT thereon and suitably apportioned where the payment relates to the provision of goods or a service over a period commencing prior to, and ending after, Completion) and shall hold such sum for the Transferor until it is promptly paid over.

8.5 All other prepayments and accruals relating to the Business Assets shall, to the extent that they relate to any period commencing prior to and ending after Completion, be apportioned on a fair and equitable basis between the Transferor and the Transferee and an appropriate payment shall be made to reflect that apportionment.

8.6 All notifications and correspondence relating to the Business Assets which are received by any member of the Transferor's Group on or after Completion shall as soon as reasonably practicable be passed to the Transferee.

9.       RISK AND INSURANCE

         Risk in the Business Assets shall pass on Completion.

10.      EMPLOYEES

10.1 The Transferee, the Transferor and the Employer agree that Completion will constitute a Relevant Transfer which will take place in its entirety on the Completion Date and the Assumed Employees listed in
         Part 1 of Schedule 2 ("PART 1 EMPLOYEES") shall transfer under the Regulations to the Transferee from the Employer on the Completion Date upon the terms and conditions referred to in sub-clause 10.7(C).

10.2 Subject to sub-clause 10.6 (C) the Transferee, the Transferor and the Employer agree that if there is a finding that a Relevant Transfer shall not have occurred prior to the Authorisation, the Authorisation will constitute a Relevant Transfer which will take place in its entirety on the Authorisation Date and sub-clause 10.6 shall be applied to the Part 1 Employees between the Completion Date and the Authorisation Date and the Part 1 Employees shall thereafter transfer under the Regulations to the Transferee from the Employer on the Authorisation Date upon the terms and conditions referred to in sub-clause 10.7(C).

10.3     (A)      Subject to sub-clause 10.3(B) the Transferee, the Transferor and the Employer agree that the Transferee will immediately upon Completion make to each of the Assumed Employees listed in Part 2 of Schedule 2 ("PART 2 EMPLOYEES") an offer in writing to employ them under a new contract of employment, to take effect from Completion upon the terms and conditions referred to in sub-clause 10.7(C).

         (B) In the case of the Assumed Employee Guy Butler, the Transferee, the Transferor and the Employer agree that the Transferee shall, prior to the Completion Date, offer Guy Butler a six month fixed term contract of employment effective upon Completion and the Employer shall pay Guy Butler L112,500 upon termination of his employment with the Employer (the "SEVERANCE PAYMENT") subject to the terms of a Compromise and Severance Agreement (including a maximum contribution towards legal fees) (the "SEVERANCE AGREEMENT") executed by the Employer, the Transferor, the Transferee and Guy Butler and his legal advisor prior to Completion. The Employer, the Transferor and the Transferee agree that the Severance Payment and said legal fees shall be set off against the Transition Expenses and the Employer and the Transferor shall not be liable for any loss incurred by the Transferee in connection with the termination of the employment of Guy Butler as an employee of the Transferee on or after Completion howsoever arising and sub-clauses 10.7(C) and 10.7(D) shall not apply in respect of Guy Butler.

10.4 The Transferee, the Transferor and the Employer agree that if for any reason, following Completion any Part 1 Employee is found not to have transferred to the Transferee pursuant to the Regulations, other than by virtue of Regulation 5(4A) of the Regulations, the Transferee in consultation with the Transferor and the Employer will as soon as is reasonably practicable but no later than within 14 days of learning of the said finding make to any such Part 1 Employee an offer in writing to employ him under a new contract of employment to take effect as soon as possible thereafter upon the terms and conditions referred to in sub-clause 10.7(C) and in the interim unless otherwise agreed in writing by the parties sub-clause 10.6 shall be applied by the parties. In the event that any Part 1 Employee declines such offer, the Employer in consultation with the Transferor may at its discretion terminate the employment of such Part 1 Employee.

10.5     The Transferee, the Transferor and the Employer agree:

         (A) if for any reason any person who is not an Assumed Employee is found to have transferred to the Transferee pursuant to the Regulations, the Transferee will within 14 days after becoming aware of the finding notify the Transferor and the Employer in writing that it does not wish to employ that person ("TRANSFEREE'S NOTIFICATION"), and the Employer will in consultation with the Transferee and the Transferor, following receipt of the Transferee's Notification as soon as is reasonably practicable but no later than within 14 days of the Transferee's Notification make to that person an offer in writing to employ him under a new contract of employment upon the terms and conditions referred to in sub-clause 10.7(C) or alternatively request that the Transferee terminate the employment of that person;

         (B) once an offer has been made or the Employer has asked the Transferee to terminate the employment of any person who is not an Assumed Employee (or at the latest after the expiry of 14 days after the Transferee's Notification), the Transferee may terminate the employment of the person concerned and, so long as that termination is in accordance with the said person's contractual entitlement subject to any duty by the said person to mitigate loss, the Transferor will indemnify the Transferee against any sums payable to, or on behalf of such person in respect of the termination of his employment and each and every liability, claim, demand, expense or cost (including without limitation reasonable legal costs and expenses incurred by the Transferee on a solicitor and own client basis in settling, contesting or dealing with any such claim or demand) on or after the Completion and against any claims or losses arising out of such termination.

10.6 The Transferee, the Transferor and the Employer agree in the event of sub-clause 10.2 applying or where any Part 2 Employee remains employed by the Employer pending acceptance by him of an offer of employment by the Transferee or as provided in sub-clause 10.4, in respect of such Assumed Employees, between Completion and the Authorisation Date (or where relevant earlier acceptance of the offer) the following interim arrangements shall apply ("INTERIM ARRANGEMENTS"):

         (A) subject to sub-clause 10.6 (C) the Employer shall and the Transferor shall use commercially reasonable endeavours to procure that the Employer shall in respect of those Assumed Employees (except with the express prior written consent of the Transferee):

                  (i) make each of them available to the Transferee to provide services to the Transferee and so far as is reasonably practicable in accordance with their contractual duties prior to Completion;

                  (ii) not engage in any act or omission which gives rise to any liability in relation to them including without limitation for breach of contract, unfair dismissal, and sex, race and disability discrimination and shall comply with all obligations imposed on it by all statutes, regulations, collective agreements, customs and practices relevant between it and them or any trade union or their terms of employment or any laws relating to health and safety;

                  (iii) save as provided in sub-clause 10.3(B) and subject to the provisions of sub-clauses 10.6(B)(iii) and 10.7(E)(ii) be responsible for all due salary payments and any other emoluments in accordance with their contracts of employment with the Employer including tax and national insurance payments, holiday, sick pay and all other contractual remuneration and benefits and not subject them to any disciplinary action, dismiss them or in any way change the Assumed Employees' contracts of employment (with or without those Assumed Employees' consent); and

                  (iv) at the request of the Transferee and within 14 days of the notification of the said request, terminate the employment of any Assumed Employee to whom the Interim Arrangements apply (for the avoidance of doubt whether or not extended by agreement under clause 10.6(C), in accordance with the said Assumed Employee's contractual entitlement subject to any duty of such person to mitigate loss ("EARLY TERMINATION").

         (B) Subject to sub-clause 10.6 (C) the Transferee shall in respect of those Assumed Employees (except with the express prior written consent of the Transferor and the Employer):

                  (i) provide work for each of them in accordance with their contractual duties prior to Completion so far as is reasonably practicable and subject to sub-clause 10.6(A) have the day to day control of the manner in which those Assumed Employees perform their duties;

                  (ii) not engage in any act or omission which would, if it were their employer, give rise to any liability in relation to them including without limitation for breach of contract, unfair dismissal, and sex, race and disability discrimination or which causes the Employer or the Transferor or of any member of the Transferor's Group to incur such a liability and shall comply with all obligations which if it were their employer would be imposed on it by all statutes, regulations, collective agreements, customs and practices relevant between it and those Assumed Employees or any trade union or the terms of employment of the Assumed Employees or any laws relating to health and safety; and

                  (iii) without prejudice to sub-clause 10.7(E)(ii) fully reimburse the Employer on a monthly basis in respect of all salary payments and other emoluments in accordance with the Assumed Employees' contracts of employment including tax and national insurance payments, holiday and sick pay.

         (C) The Transferee, the Transferor and the Employer agree that the Interim Arrangements shall automatically terminate on 31st March, 2003 unless otherwise extended in writing by the parties and in respect of such Assumed Employees; and the Employer in consultation with the Transferor and the Transferee may after 31st March, 2003 or such later date as agreed in writing by the parties and before 31st April, 2003 (unless otherwise extended in writing by the parties) terminate the employment of such Assumed Employees in accordance with their contractual entitlement subject to any duty of the said employees to mitigate loss. The termination of the Interim Arrangements or any Early Termination shall be without further liability by the Transferor and the Employer to the Transferee and by the Transferee to each of them save that to the extent any such liability has arisen at any time on or after Completion in consequence of the termination of the Interim Arrangements or Early Termination in connection with any Assumed Employee, and provided the Transferor shall not be in breach of its obligations to the Transferee under sub-clauses 3.1 or 3.2 herein, the Transferee will subject to sub-clause 10.7(D) indemnify the Transferor and the Employer against any sums properly and reasonably payable to, or on behalf of any such Assumed Employees and each and every liability, claim, demand, expense or cost (including without limitation reasonable legal costs and expenses incurred by the Transferor or the Employer on a solicitor and own client basis in settling, contesting or dealing with any such claim or demand) in respect of the period on or after Completion including any claims or losses arising out of such termination of employment.

10.7 Subject to the provisions of sub-clause 10.7(C) in respect of salaries and other contractual emoluments and pension provision the Transferor, the Transferee and the Employer agree:

         (A) save as provided in sub-clause 10.7(E) and subject to sub-clause 10.7(B), with effect from the later of the Completion Date or the date on which any Assumed Employee becomes an employee of the Transferee then in relation to that Assumed Employee all salaries and other contractual emoluments, tax and national insurance payments, and accrued holiday pay shall be borne by the Transferee from that date and all necessary apportionments shall be made;

         (B) the Transferor shall reimburse the Transferee an amount equal to the Bonus Payment paid to each Eligible Assumed Employee pro rated for the period from 1st January, 2002 to the day preceding the Completion Date. "ELIGIBLE ASSUMED EMPLOYEES" are those Assumed Employees who remain employed by the Transferee on the date of Bonus Payment (or if the Interim Arrangements apply to the Bonus Payment, remain employed by the Employer) which reimbursement shall be made no earlier than the date on which the Transferor and Transferee agree that the Bonus Payments are due and payable but in any event such reimbursement shall be made no later than 20th March, 2003. The Transferee shall pay any such sums due to Assumed Employees for and on behalf of any liability of the Employer.

         (C) with effect from the later of the Completion Date and the date on which any Assumed Employee becomes an employee of the Transferee save as expressly provided in this Agreement and with the exception of occupational pension arrangements and share scheme (save to the extent any part of either of such benefits transfer under the Regulations) such salaries and other contractual emoluments shall be the same as or not substantially less favourable and giving rise to detriment than any Assumed Employee's terms and conditions of employment before the Completion Date or the date on which any Assumed Employee becomes an employee of the Transferee whichever is the more favourable to the Assumed Employee (the "EQUIVALENT BASIS");

         (D) save as in the case of Guy Butler, the Transferor's Enhanced Redundancy Scheme applicable to Assumed Employees prior to Completion shall continue to apply to Assumed Employees for 90 days following the Completion Date ("THE 90 DAY PERIOD") and the Transferor shall reimburse the Transferee for the sums due and paid to any Assumed Employee by the Transferee under the Transferor's Enhanced Redundancy Scheme whose employment is terminated by the Transferee during the 90 Day Period, and in the case of Early Termination under sub-clause 10.6(A)(iv) during the 90 Day Period, the Employer shall pay such sums due under the Transferor's Enhanced Redundancy Scheme to any applicable Assumed Employees in accordance with the Transferor's Enhanced Redundancy Scheme and all such payments shall be subject to the aggregate limit contained in the Transition Expenses;

         (E)      (i)      The Transferor shall use commercially reasonable
                           endeavours to procure the agreement of Cigna that from Completion or as soon as is reasonably practicable following Completion, for a period ending on 31st December, 2002 (the "BENEFITS PARTICIPATION
                           PERIOD") eligible Assumed Employees and their eligible dependants may continue to participate in the Cigna Healthcare Plan (the "MEDICAL SCHEME") on the same basis as the Retained Employees including any variation or cessation to or of the Medical
                           Scheme howsoever arising and such participation shall be in accordance with the Medical Scheme's rules and provisions applicable during the Benefits
                           Participation Period. The Employer and the Transferor shall following the Benefits Participation Period have no further liability to the Transferee or the Assumed Employees in respect of the Medical Scheme save as provided under the Medical Scheme's rules or legislation or any prior breach of the Medical Scheme
                           Rules by the Employer;

                  (ii) the Transferee shall pay to the Employer the applicable contribution rates notified to the Transferee by the Transferor or Employer including any applicable co-payments and deductibles in respect of the Assumed Employees and their dependants participating in the Medical Scheme during the Benefits Participation Period which rates shall be calculated in accordance with the Medical Scheme's rules applicable to the Retained Employees generally during the Benefits Participation Period; and

                  (iii) the Transferee shall not later than the end of the Benefits Participation Period take all commercially reasonable steps to provide the Assumed Employees with an alternative medical benefit scheme on the Equivalent Basis and the Transferee shall have no further liability to make contributions or pay expenses in respect of the Medical Scheme save for any contributions then outstanding or any required by legislation.

10.8     (A)      The Transferor agrees to (i) procure that St Paul will honour all St Paul's Existing Retention Obligations and shall be responsible for making such payments should St Paul fail to do so and (ii) treat the employment of the Schedule 8 Employees with the Transferee commencing on the Completion Date as if it were continuous service with the Employer for the purposes only of calculating service under the Existing Retention
                  Obligations. For the avoidance of doubt, reference to treating the said employees as having continuous service includes continuous service under the Regulations where applicable.

         (B) The Transferor and the Transferee agree to honour all the Transferor's and the Transferee's Prorated Retention Obligations in respect of the employment of the Schedule 9 Employees on a pro rata basis adopting the formula set out below and which are detailed in Schedule 9:

                  (i) the Transferor shall assume and be liable for the portion of each Prorated Retention Obligation in an amount equal to the product of (A) the amount of each such Prorated Retention Obligation and (B) a fraction, the numerator of which is the number of days from the date such Prorated Retention Obligation was entered into through the Completion Date and the denominator of which is the number of days from the date such Prorated Retention Obligation was entered into through 1st July, 2004, and

                  (ii) the Transferee shall assume and be liable for the portion of each Prorated Retention Obligation in an amount equal to the product of (A) the amount of each such Prorated Retention Obligation and (B) a fraction, the numerator of which is the number of days from the Completion Date through 1st July, 2004 and the denominator of which is the number of days from the date such Prorated Retention Obligation was entered into through 1st July, 2004.

10.9 The Transferee and the Transferor shall procure that their respective obligations herein are complied with by each member of the Transferor's Group including the Employer and each member of the Transferee's Group respectively.

10.10 Subject to the Transferor's overriding indemnity in sub-clause 10.5(B), the Transferee shall indemnify the Transferor and the Employer solely in respect of the period on or following Completion against any breach of its employment obligations under this Agreement and each and every liability, claim, demand, expense or cost (including without limitation reasonable legal costs and expenses incurred by the Transferor or the Employer on a solicitor and own client basis in settling, contesting or dealing with any such claim or demand) relating to or arising out of any claim by an Assumed Employee transferring under the Regulations or any Assumed Employee under sub-clause 10.2 in consequence of the transfer of the Business to the Transferee for:

         (A) a finding that there has been or will be a substantial change in such employee's terms and conditions of employment to his detriment; and

         (B) any act or omission of the Transferee in relation to such employee occurring on or after the Completion Date including without limitation against any claim for redundancy payments or protective awards and any liability for wrongful dismissal or unfair dismissal or otherwise in connection with the transfer of such employee to the Transferee.

10.11 The Transferor shall indemnify the Transferee against any claim in respect of any breach of its employment obligations under this Agreement and each and every liability, claim, demand, expense or cost (including without limitation reasonable legal costs and expenses incurred by the Transferee on a solicitor and own client basis in settling, contesting or dealing with any such claim or demand) relating to or arising out of any claim by an Assumed Employee or subject to sub-clause 10.5 any other employee of the Transferor transferring under the Regulations in consequence of the transfer of the Business to the Transferee for:-

         (A) any act or omission of the Transferor in relation to such employee occurring prior to the Completion Date including without limitation against any claim for redundancy payments or protective awards and any liability for wrongful dismissal or unfair dismissal or otherwise in connection with the transfer of such employee to the Transferee;

         (B) any claim by any trade union, staff association, staff body or employee representatives (together "REPRESENTATIVES") arising out of any act or omission by the Transferor in failing to comply with its legal obligations to such Representatives under Regulation 10 of the Regulations including, without limitation, any failure by the Transferee to comply with its obligations prior to and in respect of any period prior to Completion under Regulation 10 of the Regulations; and

         (C) the termination of the employment prior to the Completion Date of any person who was formerly assigned to the Business.

10.12 The Transferee represents, warrants and undertakes that as at Completion, it is not aware of any change to the remuneration and benefits or any terms and conditions of the employment of Assumed Employees that it intends to make following Completion that it has not disclosed to the Transferor prior to Completion and acknowledges that the Transferor is giving the indemnity in sub-clause 10.11(B) in reliance on this warranty.

10.13 The Transferor and the Employer and the Transferee shall notify each other promptly in writing giving full details of any matters in respect of which either the Transferor or the Employer or the Transferee shall or may be entitled to claim an indemnity under this clause 10 from the other. If the indemnifying party shall so request in writing, the indemnified party shall consult with the indemnifying party at all material stages regarding the care and conduct of resisting, compounding or contesting each such matter including without limitation any demand, claim or proceedings so as to avoid or mitigate any loss and/or disrepute to the indemnifying party and the indemnified party shall at its own expense give upon request of the indemnifying party any co-operation, assistance or information as may be reasonably requested which is relevant to such matters.

11.      DATA PROTECTION

         The Transferee shall at all times comply with all requirements of the Data Protection Legislation in respect of the Business including, without limitation, by giving any necessary notification to the Data Protection Commissioner under Section 18 of the Data Protection Act 1998 prior to Completion.

12.      NON-COMPETITION

12.1 For a period of two years following the Closing Date (the "RESTRICTED PERIOD") the Transferor may not (other than pursuant to the UK Underwriting Agency and Management Agreement (as defined in the Formation and Separation Agreement) between the parties):-

         (A) offer, issue, sell, refer or promote, directly or indirectly, any contracts, treaties or agreements of reinsurance of the same type as the Reinsurance Agreements or of the same type as those for which the Transferor has transferred Business Renewal Rights to the Transferee provided that the Transferee or members of the Transferee's Group continue to provide, during the Restricted Period, reinsurance coverage of such types to third parties;

         (B) employ, offer to employ or solicit with a view to employment any of the Key Employees (save that pending receipt of Authorisation, Thomas Mahoney, Guy Butler, Michael Coldman, Craig Pettengell and Chris Ballard will remain as directors of the Transferor and the foregoing will be made available by the Transferee to the Transferor to act in their capacities as approved persons of the Transferor for the purposes of the Rule Book of the Financial Services Authority); or

         (C) use or disclose to any person other than the Transferee or members of the Transferee's Group, any Transferred Business Confidential Information except in connection with the administration of (i) the Reinsurance Agreements, (ii) the Run-Off Business (as defined in sub-clause 12.2 (A)) or (iii) the Retained Business provided that the Transferor will disclose Transferred Business Confidential Information only in the ordinary course of business, consistent with past practice including in connection with resolving claims and the purchase of retrocessional coverage and provided, further, that the Transferor shall use reasonable endeavours to avoid providing Transferred Business Confidential Information to a competitor of the Transferee under circumstances reasonably likely to materially impair the value of the Business Renewal Rights;

         provided that, in the case of Transferred Business Confidential Information that relates to the Reinsurance Agreements, the Restricted Period shall be indefinite.

12.2 Notwithstanding any other provision of sub-clause 12.1 to the contrary, the Transferor is not prohibited from:

         (A) engaging in any line of business in which it is engaged immediately after the completion of the Public Offering and for which Business Renewal Rights were not transferred hereunder, including, without limitation, the administration of reinsurance contracts with inception dates prior to 1st January, 2002 (the "RUN-OFF BUSINESS") and the Reinsurance Agreements (but not including any renewals thereof), purchasing reinsurance for its own account, reinsurance business written through St. Paul's Discover Re operation and Lloyd's of London operation and property catastrophe facultative reinsurance business written by St. Paul's CATRisk Property division;

         (B) acquiring any person or, subject to the limitation in (C) below, any interest in any person engaged in any line of business except for an acquisition of an interest of more than 49% of any person that generated 50% or more of its gross revenues, excluding investment income and realised investment gains and losses, in its most recent financial year for which financial statements are available, by writing property or casualty reinsurance (a "PERMITTED ACQUIREE"), provided that any Permitted Acquiree may not use any marks, designs, logos, slogans, names, words or letters which include the words "St. Paul", "USF&G" or "F&G" or those that are suggestive or, derivative thereof, or any logo or mark identified with "St. Paul", "USF&G" or "F&G" (except as may be required by law) in connection with its reinsurance business, if any, provided further, however, that the Transferor may acquire an interest of more than 49% of a person that is not a Permitted Acquiree if the Transferor promptly divests the property or casualty reinsurance operations of such person; or

         (C) soliciting, offering, issuing, selling, purchasing or referring any contracts of reinsurance of any type to, from or with any of its subsidiaries or engaging in any reinsurance activities in connection with the Run-Off Business (other than renewals thereof) or with finite business which is either (i) covered by a Quota Share Retrocession Agreement (as defined in the Formation and Separation Agreement), a UK Quota Share Retrocession Agreement or the Platinum UK Quota Share Retrocession Agreement, or (ii) which the Transferee and members of the Transferee's Group declines to reinsure.

12.3 During the Restricted Period the Transferor shall not sponsor or assist, directly or indirectly, in the sponsorship of a newly formed property or casualty reinsurer for so long as St. Paul continues to own 10% or more of the outstanding common shares of Platinum Holdings.

12.4 Transferred Business Confidential Information shall not include information relating to the Business which is or becomes generally known on a non-confidential basis provided that the source of such information was not bound by a confidentiality agreement or other obligation of confidentiality. If the Transferor is legally requested or required under an order or subpoena issued by a court, administrative agency or arbitration panel (through oral examination, interrogatories, requests for information or documents, civil investigation demand or other legal, administrative or arbitration processes) to disclose any Transferred Business Confidential Information, the Transferor shall provide the Transferee with prompt written notice of the request, requirement, subpoena or order to permit the Transferee (if it so elects) to seek appropriate protective steps preventing or limiting disclosure. If the Transferee seeks such steps to avoid or limit disclosure, the Transferor shall co-operate with the Transferee at the Transferee's expense. If, in the absence of such protective steps, the Transferor is compelled to disclose any Transferred Business Confidential Information, the Transferor may disclose such Transferred Business Confidential Information without liability hereunder.

12.5 The Transferor shall treat any Transferred Business Confidential Information with the same degree of care with which it treats its own confidential information.

12.6 The Transferor and the Transferee agree that money damages would not be a sufficient remedy for any breach of sub-clauses 12.1 to 12.5 by the Transferor.

12.7 Commencing on the Closing Date, the Transferee may not use any marks, designs, logos, slogans, names, words or letters which include the words "United States Fidelity and Guaranty", "St. Paul", "Fire and Marine" or those that are suggestive or derivative thereof or likely to be confused or associated therewith, except (i) as may be required by law, (ii) for the purposes of historical identification in materials not designed as advertising or solicitation, (iii) as provided under the Transitional Trademark License Agreement (as defined in the Formation and Separation Agreement), and (iv) pursuant to the Underwriting Management Agreement and the UK Underwriting Agency and Underwriting Management Agreement (as defined in the Formation and Separation Agreement).

12.8 Save to the extent required pursuant to the UK Underwriting Agency and Underwriting Management Agreement (as defined in the Formation and Separation Agreement), the Transferee shall not use any printed materials or other means of communication which state, suggest or imply any affiliation with St. Paul or any of its subsidiaries following the Closing Date other than references to St. Paul's ownership of the St. Paul Shares (as defined in the Formation and Separation Agreement) or to this Agreement, the Reinsurance Agreements or the Ancillary Agreements (as defined in the Formation and Separation Agreement) or the subject matter thereof.

12.9 The Transferor and the Transferee agrees that it shall not make any statement that would reasonably be viewed as intended to be disparaging of the business, reputation or good name of the other.

13.      ASSIGNMENT

         This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties.

14.      FURTHER ASSURANCE

14.1 The Transferor shall, from time to time on request, do or procure the doing of all such acts and/or execute or procure the execution of all such documents, in particular (without limitation) any documents required to assign any registered Business Intellectual Property, in a form reasonably satisfactory to the Transferee which the Transferee may reasonably consider necessary for giving full effect to this Agreement and securing to the Transferee the full benefit of the rights, powers and remedies conferred upon the Transferee in this Agreement.

14.2 The Transferee shall, from time to time on request, do or procure the doing of all such acts and/or execute or procure the execution of all such documents, in particular (without limitation) any instrument of assumption and acknowledgements, in a form reasonably satisfactory to the Transferor as the Transferor may reasonably consider necessary for giving full effect to this Agreement or to secure to the Transferor the full benefit of the rights, powers and remedies conferred upon the Transferor in this Agreement.

15.      ENTIRE AGREEMENT

15.1 Together this Agreement and the Transaction Documents constitute the whole and only agreement relating to the transfer of the Business Assets.

15.2 This Agreement may only be varied in writing signed by each of the parties.

15.3 Except in the case of fraud, no party shall have any right of action against the any other party or parties to this Agreement arising out of or in connection with any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement and Transaction Documents made or given by any person at any time prior to the date of this Agreement except to the extent that it is repeated in this Agreement or any Transaction Document.

16.      REMEDIES AND WAIVERS

16.1 No failure by any of the parties to this agreement to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing.

16.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

16.3 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

17.      NOTICES

         All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed) or by certified mail, postage prepaid and return receipt requested, or by facsimile transmission, addressed as follows (or to such other address as a party to this agreement may designate by written notice to the other) and shall be deemed given on the date on which such notice is received:

Party and title of individual                 Address                Facsimile no.
-----------------------------                 -------                -------------
Transferor                          St Paul Reinsurance Company      020 7488 6345
f.a.o. Company Secretary            Limited
                                    27 Camperdown Street
                                    London E1 8DS

Transferee                          Platinum Re (UK) Limited         020 7623 6610
f.a.o. Company Secretary            52 Lime Street
                                    London EC3M 7NL

Employer                            St Paul Management Limited       020 7488 6345
f.a.o. Company Secretary            27 Camperdown Street
                                    London E1 8DS

18.      ANNOUNCEMENTS

18.1 None of the parties to this agreement shall make, or cause to be made, any press release or public announcement in respect of this agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties and the parties shall co-operate as to the timing and contents of any such press release or public announcement. This clause does not apply in the circumstances described in clause 18.2.

18.2 A party may, after consultation with the other parties, make an announcement concerning the transfer of Business Assets or any ancillary matter if required by:-

         (A)      law; or

         (B) any securities exchange or regulatory or governmental body to which any party is subject or submits, wherever situated, including (amongst other bodies) the UK Financial Services Authority, the London Stock Exchange, The Panel on Takeovers and Mergers, the Securities and Exchange Commission of the United States or the New York Stock Exchange whether or not the requirement has the force of law.

18.3 The restrictions contained in this clause 18 shall continue to apply after the termination of this Agreement without limit in time.

19.      COSTS AND EXPENSES

         Except as otherwise stated in this Agreement (or any agreement referred to in this Agreement), each of the parties to this Agreement shall pay its own costs and expenses in relation to the negotiations leading up to the transfer of the Business Assets and to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it.

20.      COUNTERPARTS

20.1 This Agreement may be executed in any number of counterparts, and by the Transferor, the Transferee and the Employer on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

20.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

21.      INVALIDITY

         If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:-

         (A) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

         (B) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

22.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

23.      CHOICE OF GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with English law.

24.      ARBITRATION

24.1 All matters in difference between the parties arising under, out of or in connection with this Agreement, including formation and validity, and whether arising during or after the period of this Agreement, may be referred by any of the parties to this agreement to an arbitration tribunal in the manner hereinafter set out.

24.2 Unless the parties appoint a sole arbitrator within 14 days of one receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint its arbitrator and give written notice thereof to the respondent. Within 14 days of receiving such notice the respondent shall appoint its arbitrator and give written notice thereof to the claimant, failing which the claimant may apply to the appointor hereafter named to nominate an arbitrator on behalf of the respondent.

24.3 The appointor shall be the Chairman for the time being of the A.I.D.A. Reinsurance and Insurance Arbitration Society of the UK ("ARIAS (UK)") or, if he is unavailable or it is inappropriate for him to act for any reason, such person as may be nominated by the Committee of ARIAS (UK).

24.4 Before they enter upon a reference the two arbitrators shall appoint a third arbitrator. Should they fail to appoint such a third arbitrator within 30 days of the appointment of the respondent's arbitrator then any of them or either of the parties concerned may apply to the appointor for the appointment of the third arbitrator. The three arbitrators shall decide by majority. If no majority can be reached the verdict of the third arbitrator shall prevail. He shall also act as chairman of the tribunal.

24.5 Unless the parties otherwise agree the arbitration tribunal shall consist of persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance as persons engaged in the industry itself or as lawyers or other professional advisers.

24.6 The arbitration tribunal shall, so far as is permissible under the law and practice of the place of arbitration, have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of the documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written, strictly admissible or not as it shall in its discretion think fit.

24.7 All costs of the arbitration shall be determined by the arbitration tribunal who may, taking into account the law and practice of the place of arbitration, direct to and by whom and in what manner they shall be paid.

24.8 Unless the parties otherwise agree, the place of arbitration shall be London, England and, for the avoidance of doubt, the arbitration tribunal shall apply English law.

24.9 The award of the arbitration tribunal shall be in writing and binding upon the parties who consent to carry out the same.

25.      CONFLICT

         In the event of any conflict between the provisions of this Agreement and the Formation and Separation Agreement, the provisions of the Formation and Separation Agreement shall prevail.

IN WITNESS whereof the parties have entered into this Agreement the day and year first before written.

                                   SCHEDULE 1
                            (COMPLETION ARRANGEMENTS)

1.       MATTERS TO BE DEALT WITH BY THE TRANSFEROR

         At Completion, the Transferor shall:

         (A)      Transfer of Business Assets capable of delivery

                  Deliver to the Transferee all the Business Assets which are capable of transfer by delivery with the intent that legal and beneficial title to these Business Assets shall pass by and upon delivery.

         (B)      Other Matters

                  Deliver to the Transferee:

                  (i) the Ancillary Agreements (as defined in the Formation and Separation Agreement) to which the Transferor is a party duly executed by the Transferor;

                  (ii) all relevant National Insurance and PAYE records fully completed and showing that payments are up-to-date; and

                  (iii) a copy of the minutes of a meeting of the directors of the Transferor authorising the execution by the Transferor of this Agreement and all other relevant documents to which the Transferor is a party referred to in this Agreement.

         (C)      Vacant Possession of Lime Business Property

                  The Transferor shall give vacant possession of the Lime Business Property (and of the other Business Assets capable of possession) to the Transferee, pursuant to the licence in the Agreed Form which shall be executed and delivered to the Transferee at Completion.

2.       MATTERS TO BE DEALT WITH BY THE TRANSFEREE

         Following compliance by the Transferor with its obligations under paragraph 1 above, the Transferee:

         (A) shall deliver to the Transferor a copy of the minutes of a meeting of the directors of the Transferee authorising the execution by the Transferee of this

                  Agreement and all other relevant documents to which the Transferee is a party referred to in this Agreement; and

         (B) shall deliver to the Transferor duly executed documentation granting options to the Transferor to purchase 894,260 common shares in Platinum Holdings in consideration for the transfer of the Business Assets by the Transferor to the Transferee.

                                   SCHEDULE 2
                               (ASSUMED EMPLOYEES)

                            Part 1 Assumed Employees

                                                                KEY
PLATINUM UK FUNCTIONS             SURNAME       FORENAME     EMPLOYEES
INTERNATIONAL UNDERWRITING

Underwriter: Casualty            Archer         Clive           KE

Underwriting                     Ballard        Chris           KE
Director/General Manager

Underwriter                      Brudenell      Samuel

Trainee Actuary                  Chan           TJ

Underwriter                      Dean           Jonathan

Underwriter                      Dekens         Stephan

Underwriter                      Dudley         Kerry

Actuary                          Gates          Paul

Underwriter Property             Fishman        Len             KE

Secretary                        Forsey         Gwen

Underwriter                      Haynes         Stephen         KE

Managing Director                Mahoney        Tom             KE

Underwriter                      Manning        Andrew

Underwriter and Actuary          Pettengell     Craig

Underwriter                      Pomeroy        Mark

Underwriter                      Robins         Stuart

                                                                KEY
PLATINUM UK FUNCTIONS             SURNAME       FORENAME     EMPLOYEES
Actuary                          Ross            Fiona          KE

Underwriting secretary           Smith           Cath

Underwriting Technician          Stevenson       Gary

Secretary                        Streeter        Kim

Underwriting Actuary (part       Tinson          Jane
qualified)

Underwriter & Actuary            Waters          Les

                                     PART 2

  SUPPORT SERVICES                SURNAME       FORENAME
Accounts Assist                   Dean          Christine

Finance Controller                Boddy         Stephen      KE

Finance Director                  Butler        Guy          KE

Claims Manager                    Coldman       Michael      KE

Claims Handler                    Dawson        Matthew

PA/HR                             Heddle        Marie

IT Technical                      Howells       David

IT Systems Development            Lucas         Charlie      KE

Underwriting Admin                Read          Jacquie

Actuary                           Shah          Minesh       KE

Accounts Assistant                Weaving       Paul

                                   SCHEDULE 3
                        (BUSINESS INTELLECTUAL PROPERTY)

The following underwriting pricing models (being identified by their directory file names, as at 19 June, 2002:

T:\PCMODELS\2002Models\......

         AGGFFT02

         AGGHM02

         AggSim5PO2

         AggSimLN02

         CASXPO02

         Exper02

         GENXPO02

         INTCAT02

         INTILW02

         IntMtr02

         LOSSDI02

         NAILW02

         PROPXP02

         ProRat02

         PRORAT02

         SCHEDP02

         WCRETR02

         WCXPO02

T:\Pricing\2002\UK Cat\Aggregates\Processed Aggs\.......

         \Aggs_UK2002_AreaConsolid_290900.xls

         \Aggs_UK2002_district_fudge.xls

         \Aggs_UK2002_Sector_Filter_CMP.xls

         \Aggs_UK2002_Sector_RMS.xls

         \Aggs_UK2002_Sector_Thames.xls

         \RMS Sectors.xls

         \Thames Sectors.xls

S:\Marine\Pricing\2002\Cargo and Specie.......

         \Limits_profile_3.xls

         \Limits_profile_estimation.xls

         \profile generator_cargo.xls

S:\Marine\Pricing\2002\Hull\.........

         \Hull Model 2002 CMP.xls

         \Limits profile Hull.xls

         \profile generator.xls

T:\Pricing\PCModels_Dev\UKcat2001small_2002.xls

S:\Marine\Pricing\2002\rig\pricing 2002 model.xls

S:\Marine\Pricing\2002\Satellite\Satellite Pricing Model 2002.xls

S:\Marine\Pricing\2002\Clashmod.WK4

                                   SCHEDULE 4
                         (SHARED INTELLECTUAL PROPERTY)

ARS - Actuarial Reserving System.

SWAT - Financial Reporting System.

Fred - Financial Reporting Database.

Oil Rig database.

Underwriting Treaties Database.

Claims Lotus Notes databases.

                                   SCHEDULE 5
                             (TRANSACTION DOCUMENTS)

Formation and Separation Agreement

UK Underwriting Agency and Underwriting Management Agreement

                                   SCHEDULE 6
                                (TANGIBLE ASSETS)

The tangible assets shall consist of a fair apportionment between the Transferor and the Transferee of the furniture, fixtures, computers, equipment, machinery and other physical assets situated on the Closing Date on the premises to be occupied by the Transferee under licence from the Transferor, such that the Transferee will be able to carry on its business in the ordinary course.

                                   SCHEDULE 7
                                (BONUS PAYMENTS)

FORENAME         SURNAME   2002 TARGET OR GUARANTEED BONUS @ $1.45=L
Clive            Archer                             L 31,850   $ 46,183
Christopher      Ballard                            L 50,400   $ 73,080
Stephen          Boddy                              L 13,000   $ 18,850
Samuel           Brudenell                          L  6,000   $  8,700
Chieh            Chan                               L  4,314   $  6,255
Michael          Coldman                            L 27,720   $ 40,194
Matthew          Dawson                             L  5,550   $  8,048
Jonathon         Dean                               L  9,450   $ 13,703
Christine        Dean                               L  6,640   $  9,628
Stephan          Dekens                             L  9,600   $ 13,920
Kerry            Dudley                             L 15,505   $ 22,482
Leonard          Fishman                            L 32,375   $ 46,944
Gwen             Forsey                             L      0   $      0
Paul             Gates                              L 20,800   $ 30,160
Stephen          Haynes                             L 21,875   $ 31,719
Marie            Heddle                             L  4,275   $  6,199
David            Howells                            L  5,100   $  7,395
Charles          Lucas                              L 11,078   $ 16,063
Thomas           Mahoney                            L 94,828   $137,500
Andrew           Manning                            L 21,700   $ 31,465
Craig            Pettengell                         L 46,200   $ 66,990
Mark             Pomeroy                            L  3,825   $  5,546
Jacqueline       Read                               L  7,080   $ 10,266
Stuart           Robins                             L  9,650   $ 13,993
Fiona            Ross                               L 15,000   $ 21,750
Minesh           Shah                               L 16,500   $ 23,925
Catherine        Smith                              L  2,475   $  3,589
Gary             Stevenson                          L  3,000   $  4,350
Kim              Streeter                           L  2,130   $  3,089
Jane             Tinson                             L  6,225   $  9,026
Leslie           Waters                             L 20,360   $ 29,522
Paul             weaving                            L  4,875   $  7,069
                                                    L529,379   $767,600

                                   SCHEDULE 8
                        (EXISTING RETENTION OBLIGATIONS)

                           PAYMENT ELIGIBLE TO RECEIVE IF        PAYMENT ELIGIBLE TO RECEIVE IF
                              EMPLOYED BY ST. PAUL OR               EMPLOYED BY ST. PAUL OR
                                TRANSFEREE THROUGH                     TRANSFEREE THROUGH
 NAME OF EMPLOYEE                  JUNE 1, 2002                           JUNE 1, 2003
-------------------     ---------------------------------        ------------------------------
Clive Archer                          $50,000                               $50,000
-------------------     ---------------------------------        ------------------------------
Christopher Ballard                   $50,000                               $50,000
-------------------     ---------------------------------        ------------------------------
Leonard Fishman                       $50,000                               $50,000
-------------------     ---------------------------------        ------------------------------
Thomas Mahoney                        $50,000                               $50,000
-------------------     ---------------------------------        ------------------------------
Craig Pettengell                      $50,000                               $50,000
-------------------     ---------------------------------        ------------------------------

                                   SCHEDULE 9
                        (PRORATED RETENTION OBLIGATIONS)

    NAME            SALARY    RETENTION %     RETENTION $         DATE
-------------------------------------------------------------------------
ARCHER,CLIVE       L 91,000      0.25          L 22,750        07/01/2004
BALLARD,CHRIS      L126,000      0.25          L 31,500        07/01/2004
BODDY,STEVE        L 65,000      0.25          L 16,250        07/01/2004
COLDMAN,MICHAEL    L 79,200      0.25          L 19,800        07/01/2004
DEAN,JONATHON      L 47,250      0.25          L 11,813        07/01/2004
DEKENS,STEPHAN     L 48,000      0.25          L 12,000        07/01/2004
DUDLEY,KERRY       L 44,300      0.25          L 11,075        07/01/2004
FISHMAN,LEN        L 92,500      0.25          L 23,125        07/01/2004
GATES,PAUL         L104,000       0.4          L 41,600        07/01/2004
HAYNES,STEPHEN     L 62,500      0.25          L 15,625        07/01/2004
HOWELLS,DAVID      L 31,000      0.25          L  7,750        07/01/2004
LUCAS,CHARLIE      L 55,388      0.25          L 13,847        07/01/2004
MANNING,ANDREW     L 62,000      0.25          L 15,500        07/01/2004
MAHONEY,THOMAS     L189,655       0.5          L 94,828        07/01/2004
PETTENGELL,CRAIG   L132,000      0.25          L 33,000        07/01/2004
ROBINS,STUART      L 48,250      0.25          L 12,063        07/01/2004
ROSS,FIONA         L 75,000       0.4          L 30,000        07/01/2004
SHAH,MINESH        L 82,500       0.5          L 41,250        07/01/2004
WATERS,LES         L101,800      0.25          L 25,450        07/01/2004
                                               L479,225

                                POWER OF ATTORNEY

                           ST. PAUL MANAGEMENT LIMITED

          This POWER OF ATTORNEY is made the 31st day of October, 2002 by St. Paul Management Limited (the "GRANTOR").

WHEREAS:

In connection with an initial public offering of the common shares of Platinum Underwriters Holdings, Ltd. the Grantor will be executing an Asset transfer Agreement, whereby certain assets of the Grantor are to be transferred St. Paul Reinsurance Company Limited and a UK Business Transfer Agreement, whereby certain assets used in the reinsurance business carried on by St. Paul Reinsurance Company Limited are to be transferred by that company to Platinum Re
(UK) Limited (the "AGREEMENTS").

NOW THIS DEED WITNESSETH as follows:

1. The Grantor hereby appoints any director of the Grantor for the time being, to act jointly or severally, with full power to appoint a substitute or substitutes, as its true and lawful attorneys (the "ATTORNEYS" and each an "ATTORNEY") for it and its name and on its behalf to execute, whether under hand or as a deed, the Agreements and all other documents incidental thereto, and to take all other action required by the Grantor in connection with, and to give effect to, the Agreements as the Attorney, in his absolute discretion, thinks fit.

2.       The Grantor irrevocably and unconditionally undertakes to:

         (i) ratify and confirm whatever the Attorneys may do in its name or on its behalf in exercising the powers contained in this Deed; and

         (ii) indemnify its Attorneys against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise in good faith, on or before the date specified in paragraph 3 below, of any of the powers conferred by this Deed other than any such actions, proceedings, claims, costs, expenses and liabilities resulting from the gross negligence or wilful misconduct of the Attorneys.

3. The Grantor hereby declares that this Power of Attorney shall be irrevocable until, and will expire at, close of business on 8 November, 2002.

4. A reference in this deed to "Attorneys" is to be read as a reference to them jointly and each of them severally.

5. This power of Attorney shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof this power of attorney has been executed and delivered as a deed the day and year first before written.

EXECUTED as a DEED by              )    /s/ T. J. Mahoney   (Director)
St. Paul Management Limited        )    -----------------
                                        /s/ G. R. Butler    (Director/Secretary)
                                        -----------------

                               DEED OF APPOINTMENT

                           ST. PAUL MANAGEMENT LIMITED

         This DEED OF APPOINTMENT is made the 31st day of October, 2002.

NOW THIS DEED WITNESSETH as follows:

I, Thomas Joseph Mahoney, hereby appoint any director for the time being of Platinum Underwriters Holdings, Ltd., Platinum Underwriters Reinsurance, Inc. or Platinum Regency Holdings, or Charles Collis, James MacDonald, Christopher Garrod, David Doyle or any partner for the time being of the Bermuda law firm Conyers Dill & Pearman, to act as my substitute or substitutes for the purposes of the Power of Attorney made by St. Paul Management Limited in my favour on 31 October, 2002, a copy of which is attached to this letter.

IN WITNESS whereof this DEED OF APPOINTMENT has been executed and delivered as a deed the day and year first before written.

Signed as a deed by                )    /s/ T. J. Mahoney
Thomas Joseph Mahoney              )    --------------------------------------
                                   )    (Signature of individual)

in the presence of:

Witness's signature:                    /s/ A. N. Anderson
                                        --------------------------------------

Name (print):                           ANDREW ANDERSON

Occupation:                             SOLICITOR

Address:                                ONE BUNHILL ROW LONDON ECI

                                POWER OF ATTORNEY

                      ST. PAUL REINSURANCE COMPANY LIMITED

          This POWER OF ATTORNEY is made the 31st day of October, 2002 by St. Paul Reinsurance Company Limited (the "GRANTOR").

WHEREAS:

In connection with an initial public offering of the common shares of Platinum Underwriters Holdings, Ltd. the Grantor will be executing an Asset Transfer Agreement, whereby certain assets of St. Paul Management Limited are to be transferred to the Grantor, and a UK Business Transfer Agreement, whereby certain assets used in the reinsurance business carried on by the Grantor are to be transferred by the Grantor to Platinum Re (UK) Limited (the "AGREEMENTS").

NOW THIS DEED WITNESSETH as follows:

1. The Grantor hereby appoints any director of the Grantor for the time being, to act jointly or severally, with full power to appoint a substitute or substitutes, as its true and lawful attorneys (the "ATTORNEYS" and each an "ATTORNEY") for it and in its name and on its behalf to execute, whether under hand or as a deed, the Agreements and all other documents incidental thereto, and to take all other action required by the Grantor in connection with, and to give effect to, the Agreements as the Attorney, in his absolute discretion, thinks fit.

2.       The Grantor irrevocably and unconditionally undertakes to:

         (i) ratify and confirm whatever the Attorneys may do in its name or on its behalf in exercising the powers contained in this Deed; and

         (ii) indemnify its Attorneys against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise in good faith, on or before the date specified in paragraph 3 below, of any of the powers conferred by this Deed other than any such actions, proceedings, claims, costs, expenses and liabilities resulting from the gross negligence or wilful misconduct of the Attorneys.

3. The Grantor hereby declares that this Power of Attorney shall be irrevocable until, and will expire at, close of business on 8 November, 2002.

4. A reference in this deed to "Attorneys" is to be read as a reference to them jointly and each of them severally.

5. This Power of Attorney shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof this power of attorney has been executed and delivered as a deed the day and year first before written.

EXECUTED as a DEED by              )    /s/ T. J. Mahoney   (Director)
St. Paul Reinsurance               )    -----------------
Company Limited                    )    /s/ G. R. Butler    (Director/Secretary)
                                        -----------------

                               DEED OF APPOINTMENT

                      ST. PAUL REINSURANCE COMPANY LIMITED

         This DEED OF APPOINTMENT is made the 31st day of October, 2002.

NOW THIS DEED WITNESSETH as follows:

I, Thomas Joseph Mahoney, hereby appoint any director for the time being of Platinum Underwriters Holdings, Ltd., Platinum Underwriters Reinsurance, Inc. or Platinum Regency Holdings, or Charles Collis, James MacDonald, Christopher Garrod, David Doyle or any partner for the time being of the Bermuda law firm Conyers Dill & Pearman, to act as my substitute or substitutes for the purposes of the Power of Attorney made by St. Paul Reinsurance Company Limited in my favour on 31 October, 2002, a copy of which is attached to this letter.

IN WITNESS whereof this DEED OF APPOINTMENT has been executed and delivered as a deed the day and year first before written.

Signed as a deed by                )    /s/ T. J. Mahoney
Thomas Joseph Mahoney              )    ---------------------------
                                   )    (Signature of individual)

in the presence of:

Witness's signature:                    /s/ A. N. Anderson
                                        -------------------

Name (print):                           ANDREW ANDERSON

Occupation:                             SOLICITOR

Address:                                ONE BUNHILL ROW LONDON ECI

                                POWER OF ATTORNEY

                            PLATINUM RE (UK) LIMITED

          This POWER OF ATTORNEY is made the 31st day of October, 2002 by Platinum Re (UK) Limited (the "GRANTOR").

WHEREAS:

In connection with an initial public offering of the common shares of Platinum Underwriters Holdings, Ltd. the Grantor will be executing a UK Business Transfer Agreement (the "AGREEMENT") whereby certain assets used in the reinsurance business carried on by St. Paul Reinsurance Company Limited are to be transferred by that company to the Grantor.

NOW THIS DEED WITNESSETH as follows:

1. The Grantor hereby appoints any director of the Grantor for the time being, to act jointly or severally, with full power to appoint a substitute or substitutes, as its true and lawful attorneys (the "ATTORNEYS" and each an "ATTORNEY") for it and in its name and on its behalf to execute, whether under hand or as a deed, the Agreement and all other documents incidental thereto, and to take all other action required by the Grantor in connection with, and to give effect to, the Agreement as the Attorney, in his absolute discretion, thinks fit.

2.       The Grantor irrevocably and unconditionally undertakes to:

         (i) ratify and confirm whatever the Attorneys may do in its name or on its behalf in exercising the powers contained in this Deed; and

         (ii) indemnify its Attorneys against all actions, proceedings, claims, costs, expenses and liabilities of every description arising from the exercise, or the purported exercise in good faith, on or before the date specified in paragraph 3 below, of any of the powers conferred by this Deed other than any such actions, proceedings, claims, costs, expenses and liabilities resulting from the gross negligence or wilful misconduct of the Attorneys.

3. The Grantor hereby declares that this Power of Attorney shall be irrevocable until, and will expire at, close of business on 8 November, 2002.

4. A reference in this deed to "Attorneys" is to be read as a reference to them jointly and each of them severally.

5. This Power of Attorney shall be governed by, and constructed in accordance with, English law.

IN WITNESS whereof this power of attorney has been executed and delivered as a deed the day and year first before written.

EXECUTED as a DEED by              )    /s/ T. J. Mahoney
Platinum Re (UK) Limited           )    ------------------- (Director)
                                   )    /s/ G. R. Butler
                                        ------------------- (Director/Secretary)

                              DEED OF APPOINTMENT

                            PLATINUM RE (UK) LIMITED

          This DEED OF APPOINTMENT is made the 31st day of October, 2002.

NOW THIS DEED WITNESSETH as follows:

I, Thomas Joseph Mahoney, hereby appoint any director for the time being of Platinum underwriters Holdings, Ltd., Platinum Underwriters Reinsurance, Inc. or Platinum Regency Holdings, or Charles Collis, James MacDonald, Christopher Garrod, David Doyle or any partner for the time being of the Bermuda law firm Conyers Dill & Pearman, to act as my substitute or substitutes for the purposes of the Power of Attorney made by Platinum Re (UK) Limited in my favour on 31 october, 2002, a copy of which is attached to this letter.

IN WITNESS whereof this DEEP OF APPOINTMENT has been executed and delivered as a deed the day and year first before written.

Signed as a deed by                )    /s/ T. J. Mahoney
Thomas Joseph Mahoney              )    --------------------------
                                   )    (Signature of individual)

in the presence of:

witness's signature:                    /s/ A. N. Anderson
                                        --------------------------

Name (print):                           ANDREW ANDERSON

Occupation:                             SOLICITOR

Address:                                ONE BUNHILL ROW LONDON ECI

Signed by /s/ Charles Collis        )
as attorney for and on behalf of    )
ST. PAUL REINSURANCE                )
COMPANY LIMITED                     )

Signed by /s/ Charles Collis        )
as attorney for and on behalf of    )
PLATINUM RE (UK) LIMITED            )

Signed by /s/ Charles Collis        )
as attorney for and on behalf of    )
ST. PAUL MANAGEMENT                 )
LIMITED                             )